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                                                                    Exhibit 23.1



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-35919 and 333-58957) pertaining to the Cell Therapeutics, Inc. 1994 Equity Incentive Plan and the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan and to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-93835, 333-33872 and 333-36038) of Cell
Therapeutics, Inc. and in the related Prospectuses of our report dated March 19, 2001, with respect to the financial statements of Cell Therapeutics, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP

Seattle, Washington
April 30, 2001